As filed with the Securities and Exchange Commission on July 17, 2017

Registration No. 333-212591

United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________

POST-EFFECTIVE AMENDMENT NO. 2

to

FORM S-1 REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

__________________________

NET ELEMENT, INC.

(Exact name of registrant as specified in its charter)

__________________________

Delaware		90-1025599
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)
3363 NE 163rd Street, Suite 705 North Miami Beach, Florida 33160 (305) 507-8808
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices) __________________________
Jonathan New Chief Financial Officer Net Element, Inc. 3363 NE 163rd Street, Suite 705 North Miami Beach, Florida 33160 (305) 507-8808
(Name, Address, Including Zip Code, and Telephone Number, including Area Code, of Agent for Service) __________________________
Copy to: Serge Pavluk, Esq. Snell & Wilmer L.L.P. 600 Anton Blvd, Suite 1400 Costa Mesa, California 92626 Telephone: (714) 427-7000 Facsimile: (714) 427-7799 __________________________

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

__________________________

EXPLANATORY NOTE—DEREGISTRATION OF SECURITIES

This post-effective amendment relates to the Registration Statement on Form S-1 (File No. 333-212591), originally filed by Net Element, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on July 20, 2016 (as amended, the “Registration Statement”), registering 2,794,674 shares of the Company’s common stock (the “Common Stock”) for resale, from time to time, by the selling securityholder named in the Registration Statement. The Registration Statement was declared effective by the Commission on August 30, 2016.

Pursuant to the Registration Statement, the total number of shares of common stock that may be issued under Purchase Agreement (as defined in the Registration Statement), will be limited to 2,362,724 shares of Common Stock, which equals 19.99% of our outstanding shares of common stock as of the date of the Purchase Agreement, unless stockholder approval is obtained to issue more than such 19.99%. 2,362,724 shares of Common Stock have been issued under Purchase Agreement, and stockholder approval has not been obtained to issue more than such 19.99%. Accordingly, the Company has no further obligation to maintain effectiveness of the Registration Statement. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration by means of a post-effective amendment any securities which remain unsold at the termination of the offering, this post-effective amendment is being filed to terminate the effectiveness of the Registration Statement and to remove from registration all securities registered but not sold under the Registration Statement. As a result of this deregistration, no securities remain registered for resale pursuant to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Miami, Florida on July 17, 2017.

NET ELEMENT, INC.

By:	/s/ Jonathan New
Name: Jonathan New
Title: Chief Financial Officer

POWER OF ATTORNEY

The officers and directors of Net Element, Inc. whose signatures appear below, hereby constitute and appoint Jonathan New and Oleg Firer, and each of them severally, their true and lawful attorney-in-fact and agent, with full power of substitution, with power to act alone, to sign and execute on behalf of the undersigned any and all amendments to this Registration Statement on Form S-1, including post-effective amendments and any Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Oleg Firer	Chief Executive Officer and Director	July 17, 2017
Oleg Firer	(Principal Executive Officer)

/s/ Jonathan New	Chief Financial Officer	July 17, 2017
Jonathan New	(Principal Financial Officer; Principal
Accounting Officer)

*	Director	July 17, 2017
Kenges Rakishev

*	Director	July 17, 2017
Howard Ash

*	Director	July 17, 2017
James Caan

*	Director	July 17, 2017
Drew Freeman

/s/ Jonathan New
Jonathan New, as attorney-in-fact July 17, 2017